UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HARTE HANKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

Richard B. Aldridge Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-4829	Justin W. Chairman Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5061

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HARTE HANKS, INC. 9601 McAllister Freeway, Suite 610 San Antonio, Texas 78216
SUPPLEMENT TO PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 14, 2017

This Supplement, dated November 7, 2017, amends and supplements the Definitive Proxy Statement of Harte Hanks, Inc. (the “Company”), dated November 2, 2017 (the “Proxy Statement”), and furnished to the holders of shares of common stock, par value $1.00 per share (“Common Stock”), of the Company in connection with the solicitation of proxies on behalf of the board of directors of the Company for the Company’s special meeting of stockholders to be held on Thursday, December 14, 2017 (the “Special Meeting”), or any adjournment or postponement thereof.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Supplement, which should be read in conjunction with the Proxy Statement, amends and supplements the Proxy Statement to amend the disclosure regarding which proposals are deemed “routine” matters eligible for discretionary voting by broker-dealers under the rules of the New York Stock Exchange (“NYSE”). Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares of Common Stock.

Pursuant to the rules of the NYSE, broker-dealer firms holding shares of Common Stock of the Company in “street name” for the benefit of their customers and clients may, for certain “routine” matters, vote in their discretion if no instructions have been received from such customers or clients prior to the date specified in the broker-dealer firm’s request for voting instructions.

The Company disclosed in the Proxy Statement that the following proposal was a non-discretionary matter for which brokers do not have discretionary authority to vote in the event they do not receive timely instructions from their customers or clients:

1. Proposal One: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect (i) a reverse stock split of the Company’s issued and outstanding common stock, par value $1.00 per share (the “Common Stock”), at a ratio of 1-for-5, 1-for-10 or 1-for-20, such ratio to be determined by the Board of Directors at a later date, and (ii) a reduction in the number of authorized shares of Common Stock by a corresponding ratio.

Subsequent to the Company’s filing of the Proxy Statement with the Securities and Exchange Commission on November 2, 2017, the NYSE Proxy Compliance group ruled that Proposal One is a discretionary matter for which brokers have discretionary authority to vote in the event they do not receive timely instructions from their customers or clients. Accordingly, brokers will have discretionary authority in the absence of timely instructions from their customers or clients for both Proposal One and Proposal Two and the second paragraph under the heading “Quorum; Required Votes” on pages 2-3 of the Proxy Statement is hereby amended to read as follows:

“Under the current rules of the New York Stock Exchange (“NYSE”), brokers holding shares of record for a customer have the discretionary authority to vote on some matters if the brokers do not receive timely instructions from the customer regarding how the customer wants the shares voted.  There are also non-discretionary matters for which brokers do not have discretionary authority to vote if they do not receive timely instructions from the customer.  When a broker does not have discretion to vote on a particular matter and the customer has not given timely instructions on how the broker should vote, a “broker non-vote” results.  Although any broker non-vote would be counted as present at the Special Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.  Brokers will have discretionary authority in the absence of timely instructions from their customers for both Proposal One and Proposal Two.”

From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.